SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2012

NYTEX ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1850

Dallas, Texas 75251

(Address of principal executive office)

972-770-4700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The information provided under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

Disposition of New Francis Oaks, LLC

On May 4, 2012 (the “Closing Date”), NYTEX FDF Acquisition, Inc., a Delaware corporation (“NYTEX Acquisition”) and a wholly-owned subsidiary of NYTEX Energy Holdings, Inc. (the “Registrant,” “NYTEX” or the “Company”), together with New Francis Oaks, LLC, a Delaware limited liability company (“New Francis Oaks” ) and a wholly-owned subsidiary of NYTEX Acquisition, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with an unaffiliated third party, FDF Resources Holdings LLC, a Delaware limited liability company (the “Purchaser”). Pursuant to the terms of the Merger Agreement, New Francis Oaks merged with and into the Purchaser, and the Purchaser continued as the surviving entity after the merger (the “Disposition” or the “Merger”). New Francis Oaks owns 100% of the outstanding shares of Francis Drilling Fluids, Ltd., a Louisiana corporation (“FDF”), and, as a result of the Disposition, the Registrant no longer owns FDF.

The total consideration for the Merger paid by the Purchaser on the Closing Date was $62,500,000 (the “Merger Proceeds”). After: (i) an adjustment to the amount of the Merger Proceeds based upon the level of estimated working capital of New Francis Oaks and its subsidiaries (collectively, the “Francis Companies”) on the Closing Date; (ii) the payment or provision for payment of all indebtedness of the Francis Companies on the Closing Date; (iii) the payment of all indebtedness of NYTEX Acquisition on the Closing Date (including under its senior secured credit facility with PNC Bank, National Association (“PNC”)); (iv) the payment of the Put Payment Amount (as defined below) due to WayPoint Nytex, LLC (“WayPoint”) under the WayPoint Purchase Agreement (as defined below); (v) the payment of all transaction expenses relating to the Merger; (vi) the payment to the Company of $812,500 of accrued management fees and $110,279 of expense reimbursement due and payable to the Company under the Management Services Agreement, dated November 23, 2010, between the Company and FDF (the “Management Agreement”); (vii) the payment of certain transaction bonuses payable to certain FDF employees; and (viii) the Purchaser’s delivery of $6,250,000 of the Merger Proceeds (the “Escrow Fund”) to The Bank of New York Mellon Trust Company, N.A., as escrow agent, to be held in escrow under the Escrow Agreement (as defined below), NYTEX Acquisition received on the Closing Date remaining cash transaction proceeds in the amount of approximately $4,481,000. The Merger Agreement provides that, to the extent that the final amount of working capital of the Francis Companies on the Closing Date is greater than the estimated amount of working capital, as determined under the Merger Agreement, the Purchaser will pay to NYTEX Acquisition the amount of such working capital surplus, provided that, pursuant to the Omnibus Agreement (as defined below), WayPoint is entitled to receive 87.5% of any such working capital surplus payment. To the extent that the final amount of working capital of the Francis Companies on the Closing Date is less than the estimated amount of working capital, NYTEX Acquisition will pay to the Purchaser the amount of such working capital deficit, which payment will be made out of the Escrow Fund, provided that, pursuant to the Omnibus Agreement, WayPoint is obligated to pay to NYTEX Acquisition 87.5% of the amount of any such working capital deficit. The distribution of the Escrow Fund and the related terms of the Escrow Agreement are described below.

The Merger Agreement contains various representations and warranties made by NYTEX Acquisition and New Francis Oaks to the Purchaser. Subject to the limitations contained in the Merger Agreement, NYTEX Acquisition agreed to indemnify the Purchaser for certain losses that the Purchaser and its indemnified parties may actually suffer or incur that arise out of or relate to: (i) the inaccuracy of any representations or warranties of NYTEX Acquisition or New Francis Oaks in the Merger Agreement; (ii) the breach by NYTEX Acquisition or New Francis Oaks of any of their respective covenants or agreements in the Merger Agreement; (iii) non-compliance by the Francis Companies with certain Federal labor standards laws; (vi) certain environmental liabilities and costs of the Francis Companies; (v) indebtedness and transaction expenses of the Francis Companies to the extent not paid prior to the Closing Date or pursuant to the terms of the Merger Agreement; and (vi) certain tax liabilities of the Francis Companies. Except for any claims by the Purchaser arising out of fraud, the Escrow Funds provide the sole source of funds to satisfy the foregoing indemnification obligations of NYTEX Acquisition to the Purchaser under the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

In connection with the transactions contemplated by the Merger Agreement, the Purchaser and NYTEX Acquisition entered into the Escrow Agreement, dated as of May 4, 2012, with The Bank of New York Mellon Trust Company, N.A., as Escrow Agent (the “Escrow Agreement”). Pursuant to the terms of the Escrow Agreement, the Escrow Fund will be released as follows: (i) to the extent there is a working capital deficit, the applicable amount of the Escrow Fund will be disbursed to the Purchaser 120 days from the Closing Date; (ii) 25% of the remaining Escrow Fund (which includes any interest, dividends and other distributions and earnings thereon) will be disbursed to NYTEX Acquisition 18 months after the Closing Date; and (iii) the remainder of the Escrow Fund will be disbursed to NYTEX Acquisition 36 months after the Closing Date. On each release date as immediately described above, the Escrow Agent will pay to the Purchaser or NYTEX Acquisition, as the case may be, the applicable amount of the Escrow Fund, if any, minus the aggregate amount of unresolved disputed claims made pursuant to the Escrow Agreement, which amount shall be retained by the Escrow Agent until the Escrow Agent receives joint written instructions of the Purchaser and NYTEX Acquisition or such claims are finally resolved in accordance with the terms of the Escrow Agreement. A copy of the Escrow Agreement is attached hereto as Exhibit 10.1. The description of certain terms of the Escrow Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Escrow Agreement.

As previously disclosed by the Registrant, on April 13, 2011, the Company received a letter from PNC, notifying the Company of the occurrence and continued existence of certain events of default (the “PNC Default”) under the Revolving Credit, Term Loan and Security Agreement (the “Senior Facility Agreement”) among the Registrant, Francis Oaks, LLC, FDF and PNC, dated November 23, 2010. On November 3, 2011, the Company entered into a First Amendment to Revolving Credit, Term Loan and Security Agreement and Limited Waiver (the “First Amendment”) with PNC, which was effective as of November 1, 2011. Under the First Amendment, PNC waived each of the events of default under the Senior Facility Agreement. However, as a result of the PNC Default, on April 14, 2011, the Company received a letter from WayPoint, as the holder of all of the outstanding shares of the Senior Series A Redeemable Preferred Stock of NYTEX Acquisition, stating that the Company was in default under the Preferred Stock and Warrant Purchase Agreement, by and among the Company, NYTEX Acquisition and WayPoint, dated as of November 23, 2010 (the “WayPoint Purchase Agreement”), for defaults similar to the PNC Default plus for the Company’s failure to pay dividends to WayPoint when due under the terms of the WayPoint Purchase Agreement. On May 4, 2011, WayPoint demanded, pursuant to a “Put Election Notice” delivered under the WayPoint Purchase Agreement (the “Put Election Notice”), that, as a result of those defaults, the Company and NYTEX Acquisition repurchase from WayPoint, for an aggregate purchase price of $30,000,000, all of the securities of NYTEX Acquisition and the Company originally acquired by WayPoint pursuant to the WayPoint Purchase Agreement, which securities consisted of: (i) 20,750 shares of Senior Series A Redeemable Preferred Stock of NYTEX Acquisition (the “WayPoint Series A Shares”); (ii) one (1) share of Series B Redeemable Preferred Stock of the Company (the “WayPoint Series B Share”); (iii) the Purchaser Warrant (as defined in the WayPoint Purchase Agreement); and (iv) the Control Warrant (as defined in the WayPoint Purchase Agreement) (collectively, the “WayPoint Securities”). The failure of NYTEX Acquisition and the Company to repurchase the WayPoint Securities in accordance with the Put Election Notice resulted in an additional event of default under the WayPoint Purchase Agreement. Thereafter, pursuant to the terms of the Forbearance Agreement, dated as of September 30, 2011 (the “Forbearance Agreement”), by and among the Company, NYTEX Acquisition and WayPoint, WayPoint agreed to forbear, for a period of 60 days, from exercising its rights and remedies under the WayPoint Purchase Agreement. On November 14, 2011, WayPoint provided a formal written notice to the Company that the Company was in default under the Forbearance Agreement. Due to cross-default provisions, the default under the Forbearance Agreement also constituted a default under the First Amendment. As a result of the defaults under the WayPoint Purchase Agreement and the Forbearance Agreement, WayPoint initiated certain remedies afforded to it under the WayPoint Purchase Agreement and the Forbearance Agreement, including the sale of FDF to a third party. WayPoint directed the FDF sale process and, although the Company participated in the process, the Company did not control the ultimate disposition of FDF, including, but not limited to, the timing of the Merger and the Merger consideration.

Omnibus Agreement

In connection with the consummation of the Merger, the Company and its wholly-owned subsidiary, NYTEX Petroleum, Inc. (“NYTEX Petroleum” and, together with the Company, “NYTEX Holdings”) entered into an Omnibus Agreement, as of May 4, 2012 (the “Omnibus Agreement”), among: (i) NYTEX Holdings; (ii) WayPoint Capital Partners, LLC (“WCP”) and WayPoint (together with WCP and each of the subsidiaries of WCP and WayPoint, the “WayPoint Entities”); and (iii) NYTEX Acquisition, New Francis Oaks, FDF and FDF-Cessna 210 N6542U, Inc. (“FDF-Cessna”) (NYTEX Acquisition, New Francis, FDF, FDF-Cessna and each of their subsidiaries, the “FDF Entities” and, together with the WayPoint Entities, the “WayPoint & FDF Entities”). The Omnibus Agreement became effective upon the consummation of the Merger.

Pursuant to the Omnibus Agreement, upon the consummation of the Merger:

(i) the Management Agreement was terminated;

(ii) the Waypoint Entities paid $150,000 to the Company out of the Put Payment Amount due and payable to WayPoint;

(iii) the Company was paid $812,500 from the Merger Proceeds, which sum represented accrued management fees due and payable to NYTEX Energy from FDF under the Management Agreement; and

(iv) NYTEX Energy was paid $110,279 from the Merger Proceeds, which sum represented reimbursement by FDF of certain expenses previously incurred by the Company in respect of certain accounting services performed for FDF by Whitley Penn, and which reimbursement was due and payable to the Company from FDF under the Management Agreement.

In the Omnibus Agreement, NYTEX Holdings and the WayPoint & FDF Entities also agreed to mutual releases from and to each other, and their related parties, relating to facts existing on or before the Closing Date that relate to the Merger, the WayPoint Purchase Agreement, the related documents, and the relations among the parties. The releases also covered claims that any of the parties could assert against any employees of the FDF Entities. In addition, the parties agreed that the WayPoint Entities would bear 87.5% of any post-closing working capital deficit under the Merger Agreement and the WayPoint Entities would receive 87.5% of any post-closing working capital surplus under the Merger Agreement. A copy of the Omnibus Agreement is attached hereto as Exhibit 10.2. The description of certain terms of the Omnibus Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Omnibus Agreement.

Settlement Agreement

In connection with the consummation of the Merger, the Company and NYTEX Petroleum entered into a Settlement Agreement, as of May 4, 2012 (the “Settlement Agreement”), among (i) NYTEX Holdings; (ii) WCP and WayPoint; (iii) NYTEX Acquisition, New Francis Oaks, FDF and FDF-Cessna; and (iv) Michael G. Francis (“Michael Francis) and Bryan Francis (“Bryan Francis” and, together with Michael Francis, the “Francises”). The Settlement Agreement became effective upon the consummation of the Merger.

Pursuant to the Settlement Agreement, upon the consummation of the Merger:

(i) the WayPoint Entities paid out of the Put Payment Amount a $100,000 bonus to Michael Francis (out of a total bonus of $300,000 paid to Michael Francis, the balance of which bonus was paid from the Merger Proceeds), the President and Chief Executive Officer of NYTEX Acquisition, and a $25,000 bonus to Jude N. Gregory (“Jude Gregory”) (out of a total bonus of $125,000 paid to Jude Gregory, the balance of which bonus was paid from the Merger Proceeds), the Vice President and Chief Financial Officer of NYTEX Acquisition;

(ii) (A) NYTEX Acquisition caused the release of the $1,800,000 of Escrowed Cash (as defined in the Escrow Agreement, dated as of November 23, 2010, by and among NYTEX Acquisition, Bryan Francis and The F&M Bank & Trust Company (the “Francis Escrow Agreement”)) then being held in escrow pursuant to the Francis Escrow Agreement, in accordance with the terms of the Francis Escrow Agreement, and (B) Michael Francis transferred and assigned back to the Company 625,000 shares of common stock of the Company (“NYTEX Common Stock”) then owned by Michael Francis and originally issued to him pursuant to the Membership Interest Purchase Agreement, dated as of November 23, 2010 (the “Francis Purchase Agreement”), by and among the Company, FDF, Francis Oaks, L.L.C. and the members of Francis Oaks, L.L.C., and then being held in escrow pursuant to the Francis Escrow Agreement, and such shares were cancelled. In addition, in connection with the foregoing matters, the Francis Escrow Agreement was terminated and (1) the Promissory Note dated November 23, 2010 payable by the Company to Diana Francis in the original principal amount of $750,000 (the “Diana Francis Note”), of which $675,000 currently remains outstanding, and (2) the principal payments in the aggregate amount of $75,000 previously paid by the Company under the Diana Francis Note and being held in escrow under the Francis Escrow Agreement, were immediately released to Diana Francis;

(iii) (A) Michael Francis transferred and assigned back to the Company all of the remaining 2,197,063 shares of NYTEX Common Stock then owned by him and originally issued to him pursuant to the Francis Purchase Agreement, and such shares were cancelled, and (B) Bryan Francis transferred and assigned back to NYTEX Energy all of the 381,607 shares of NYTEX Common Stock originally issued to him pursuant to the Francis Purchase Agreement, as well as all of the 27,225 shares of NYTEX Common Stock issued to him in connection with his employment by FDF, and such shares were cancelled;

(iv) the employment agreements of Michael Francis and Bryan Francis terminated and they became at-will employees of the FDF Entities;

(v) each of the three designees of WayPoint then serving as directors of NYTEX Acquisition, which included John Henry Moulton, Thomas Drechsler and Lee Buchwald, resigned as directors of NYTEX Acquisition, effective immediately upon the consummation of the Merger; and

(vi) in exchange for receipt by WayPoint of the Put Payment Amount (which consisted of $30,000,000, less an aggregate of $306,639 of dividends previously received by WayPoint on account of the WayPoint Series A Shares, less an aggregate of $275,000 payable by WayPoint to the Company, Michael Francis and Jude Gregory pursuant to the Settlement Agreement, less an additional $449,072 (representing 87.5% of the estimated working capital deficit of the Francis Companies on the Closing Date, but subject to the right of WayPoint to subsequently receive 87.5% of any final working capital surplus of the Francis Companies on the Closing Date and the obligation of WayPoint to subsequently pay 87.5% of any final working capita deficit of the Francis Companies on the Closing Date, pursuant to the Omnibus Agreement); the “Put Payment Amount”), WayPoint transferred and assigned (A) the WayPoint Series A Shares back to NYTEX Acquisition , (B) the Purchaser Warrant and the Control Warrant (each as defined in the WayPoint Purchase Agreement) back to the Company, and (C) the WayPoint Series B Share back to the Company, and all such securities were cancelled.

In the Settlement Agreement, NYTEX Holdings, the WayPoint & FDF Entities and the Francises also agreed to mutual releases from and to each other, and their related parties, relating to facts existing on or before the Closing Date that relate to the Merger, the WayPoint Purchase Agreement, the related documents, and the relations among the parties, including in connection with any employment agreements or arrangements of the Francises. The releases also covered claims that any of the parties could assert against any employees of the FDF Entities. A copy of the Settlement Agreement is attached hereto as Exhibit 10.3. The description of certain terms of the Settlement Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Settlement Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is incorporated herein by reference.

Resignation of Officers

In connection with the Merger, Michael Francis, the President of NYTEX Acquisition, and Jude N. Gregory, the Chief Financial Officer, Vice President, Treasurer and Secretary of NYTEX Acquisition, tendered their resignations as officers of NYTEX Acquisition, effective as of the Closing Date, and, as a result, are no longer deemed to be named executive officers of the Company.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

As a smaller reporting company, we are not required to include pro forma financial information for the Merger in this Current Report on Form 8-K.

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 4, 2012, by and among FDF Resources Holdings LLC, New Francis Oaks, LLC and NYTEX FDF Acquisition, Inc.

Exhibit 10.1	Escrow Agreement, dated as of May 4, 2012, by and among FDF Resources Holdings LLC, NYTEX FDF Acquisition, Inc. and The Bank of New York Mellon Trust Company, N.A., as Escrow Agent.

Exhibit 10.2	Omnibus Agreement, entered into as of May 4, 2012, by and among NYTEX Energy Holdings, Inc., NYTEX Petroleum, Inc., WayPoint Capital Partners, LLC, WayPoint Nytex, LLC, NYTEX FDF Acquisition, Inc., New Francis Oaks, LLC, Francis Drilling Fluids, Ltd. and FDF-Cessna 210 N6542U, Inc.

Exhibit 10.3	Settlement Agreement, entered into as of May 4, 2012, by and among NYTEX Energy Holdings, Inc., NYTEX Petroleum, Inc., WayPoint Capital Partners, LLC, WayPoint Nytex, LLC, NYTEX FDF Acquisition, Inc., New Francis Oaks, LLC, Francis Drilling Fluids, Ltd., FDF-Cessna 210 N6542U, Inc., Michael G. Francis and Bryan Francis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2012	NYTEX ENERGY HOLDINGS, INC.

/s/ Bryan A. Sinclair
Bryan A. Sinclair, Vice President and CFO